Exhibit 99

Colgate Announces 4th Quarter and Full Year 2023 Results

4Q 2023 Net sales and Organic sales both increased 7.0%

Full Year 2023 Net sales and Organic sales both increased 8.5%

NEW YORK--(BUSINESS WIRE)--January 26, 2024--Colgate-Palmolive Company (NYSE:CL) today reported results for fourth quarter and full year 2023. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business fourth quarter and full year results, “We are pleased to have finished the year with another quarter of strong top and bottom line results including 7.0% net and organic sales growth, improved organic volume performance, gross and operating profit margin expansion and double-digit earnings per share growth.

“For the full year, we grew both net and organic sales 8.5%, with organic sales growth in every division and in all four of our categories. This was our fifth consecutive year with organic sales growth at or above our 3% to 5% targeted range.

“The strong sales growth combined with our commitment to productivity and efficiency drove strong bottom line performance as well, with gross profit, gross profit margin, operating profit, operating profit margin, net income, earnings per share and free cash flow all increasing versus 2022 for both the quarter and the year.

“We continued to invest in the capabilities required to deliver robust growth going forward, building strength in areas like innovation, digital, data and analytics, revenue growth management and advertising. We leveraged our strong margin performance to invest behind building our brands, with a 19% increase in advertising spending in 2023, and we expect higher levels of brand investment in 2024.

“The quality of our results this year and our strong growth momentum, including improved organic volume performance, add to our confidence that we are well positioned to deliver consistent, compounded earnings per share growth in 2024 and beyond.”

Full Year

  Net sales and Organic sales* both increased 8.5%
  GAAP EPS increased 30% to $2.77 as we lapped goodwill and intangible assets impairment charges in fourth quarter 2022
  Base Business EPS* increased 9% to $3.23

Full Year Total Company Results (GAAP)
($ in millions except per share amounts)	2023	2022	Change
Net Sales	$19,457	$17,967	+8.5%
EPS (diluted)	$2.77	$2.13	+30%

Full Year Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2023	2022	Change
Organic Sales Growth			+8.5%
Base Business EPS (diluted)	$3.23	$2.97	+9%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 7 - Geographic Sales Analysis Percentage Changes” and “Table 9 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Fourth Quarter

  Net sales and Organic sales* both increased 7.0%
  GAAP EPS increased to $0.87 as we lapped goodwill and intangible assets impairment charges in fourth quarter 2022
  Base Business EPS* increased 13% to $0.87
  GAAP Gross profit margin and Base Business Gross profit margin* both increased 400 basis points to 59.6%
  Net cash provided by operations was $3,745 for the full year, up 47% versus 2022
  Colgate’s leadership in toothpaste continued with its global market share at 41.1% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 31.5% year to date
Fourth Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2023	2022	Change
Net Sales	$4,950	$4,629	+7.0%
EPS (diluted)	$0.87	$0.01	NM

Fourth Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2023	2022	Change
Organic Sales Growth			+7.0%
Base Business EPS (diluted)	$0.87	$0.77	+13%
NM - Not Meaningful

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Full Year 2024 Guidance

Based on current spot rates:

  The Company expects net sales growth to be 1% to 4% including a low-single-digit negative impact from foreign exchange.
  The Company expects organic sales growth to be within its long-term targeted range of 3% to 5%.
  On a GAAP basis, the Company expects gross profit margin expansion, increased advertising investment and double-digit earnings-per-share growth.
  On a non-GAAP (Base Business) basis, the Company expects gross profit margin expansion, increased advertising investment and mid to high-single-digit earnings-per-share growth.

Divisional Performance

The following are comments about divisional performance for fourth quarter 2023 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Fourth Quarter Sales Growth By Division (% change 4Q 2023 vs. 4Q 2022)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	+3.5%	+3.5%	+0.5%	+0.5%	+3.0%	—%
Latin America	+18.0%	+16.5%	+8.0%	+8.0%	+8.5%	+1.5%
Europe	+10.0%	+3.5%	-4.0%	-4.0%	+7.5%	+6.5%
Asia Pacific	+0.5%	+1.0%	-4.5%	-4.5%	+5.5%	-0.5%
Africa/Eurasia	-4.0%	+17.0%	+7.5%	+7.5%	+9.5%	-21.0%
Hill's	+5.0%	+4.5%	-4.0%	-4.0%	+8.5%	+0.5%

Total Company	+7.0%	+7.0%	—%	—%	+7.0%	—%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Fourth Quarter Operating Profit By Division ($ in millions)
	4Q 2023	% Change vs 4Q 2022	% to Net Sales	Change in basis points vs 4Q 2022 % to Net Sales
North America	$242	19%	24.2%	+310
Latin America	$366	26%	30.7%	+200
Europe	$140	35%	20.5%	+380
Asia Pacific	$203	12%	29.0%	+300
Africa/Eurasia	$59	-15%	22.3%	-300
Hill's	$231	-1%	20.7%	-130

Total Company, As Reported	$1,072	431%	21.7%	+1,730
Total Company, Base Business*	$1,074	14%	21.7%	+140

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (20% of Company Sales)

  Organic sales growth was led by oral care and personal care.
  In the United States, Colgate's share of the toothpaste market is 33.7% year to date and its share of the manual toothbrush market is 41.1% year to date.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company’s funding-the-growth initiatives, lower overhead expenses and higher pricing, partially offset by increased advertising investment.

Latin America (24% of Company Sales)

  Organic sales growth was led by Argentina, Mexico, Brazil and Colombia.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, savings from the Company’s funding-the-growth initiatives and lower raw and packaging material costs, despite higher foreign exchange transaction costs, partially offset by losses on marketable securities and a gain on the sale of other assets and a value-added tax refund in fourth quarter 2022.

Europe (14% of Company Sales)

  Organic sales growth in the United Kingdom, the Nordic region and Poland was partially offset by organic sales declines in the Filorga business and Italy.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by significantly higher raw and packaging material costs.

Asia Pacific (14% of Company Sales)

  Organic sales growth in India and Australia was partially offset by organic sales declines in the Greater China region and Thailand.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company's funding-the-growth initiatives and higher pricing, partially offset by higher overhead expenses.

Africa/Eurasia (5% of Company Sales)

  Organic sales growth was led by Turkiye, the Eurasia region, Nigeria and South Africa.
  The decrease in Operating profit as a percentage of Net sales was primarily due to higher raw and packaging material costs predominantly driven by significant foreign exchange transaction costs, higher overhead expenses and increased advertising investment, partially offset by higher pricing and cost savings from the Company’s funding-the-growth initiatives.

Hill's Pet Nutrition (23% of Company Sales)

  Organic sales growth was led by the United States and Europe.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs, increased advertising investment and start-up costs associated with a new manufacturing plant, partially offset by higher pricing and cost savings from the Company’s funding-the-growth initiatives.

Prepared Materials and Webcast Information

At approximately 7:00 a.m. ET today, Colgate will post its prepared materials (in PDF format) regarding fourth quarter and full year 2023 results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, Colgate will host a conference call regarding fourth quarter and full year 2023 results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. We are recognized for our leadership and innovation in promoting sustainability and community wellbeing, including our achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached approximately 1.7 billion children and families since 1991. For more information about Colgate’s global business and how we are building a future to smile about, visit www.colgatepalmolive.com. CL-E

The Company's annual meeting of stockholders is currently scheduled for Friday, May 10, 2024.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of the war in Ukraine, the impact of the Israel-Hamas war, cost-reduction plans (including the 2022 Global Productivity Initiative), tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges related to an ERISA litigation matter, a foreign tax matter and the 2022 Global Productivity Initiative, product recall costs, goodwill and intangible assets impairment charges, a gain on the sale of land in Asia Pacific and acquisition-related costs.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2023 versus 2022 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2023 and 2022 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2023 and 2022 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter and full year results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023	2022

Net sales	$4,950	$4,629

Cost of sales	2,000	2,055

Gross profit	2,950	2,574

Gross profit margin	59.6%	55.6%

Selling, general and administrative expenses	1,803	1,633

Other (income) expense, net	75	18

Goodwill and intangible assets impairment charges	—	721

Operating profit	1,072	202

Operating profit margin	21.7%	4.4%

Non-service related postretirement costs	22	15

Interest (income) expense, net	62	55

Income before income taxes	988	132

Provision for income taxes	228	89

Effective tax rate	23.1%	67.4%

Net income including noncontrolling interests	760	43

Less: Net income attributable to noncontrolling interests	42	38

Net income attributable to Colgate-Palmolive Company	$718	$5

Earnings per common share
Basic	$0.87	$0.01
Diluted	$0.87	$0.01

Supplemental Income Statement Information
Average common shares outstanding
Basic	823.4	832.6
Diluted	825.1	834.4

Advertising	$593	$504

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023	2022

Net sales	$19,457	$17,967

Cost of sales	8,131	7,719

Gross profit	11,326	10,248

Gross profit margin	58.2%	57.0%

Selling, general and administrative expenses	7,151	6,565

Other (income) expense, net	191	69

Goodwill and intangible assets impairment charges	—	721

Operating profit	3,984	2,893

Operating profit margin	20.5%	16.1%

Non-service related postretirement costs	360	80

Interest (income) expense, net	232	153

Income before income taxes	3,392	2,660

Provision for income taxes	937	693

Effective tax rate	27.6%	26.1%

Net income including noncontrolling interests	2,455	1,967

Less: Net income attributable to noncontrolling interests	155	182

Net income attributable to Colgate-Palmolive Company	$2,300	$1,785

Earnings per common share
Basic(1)	$2.78	$2.13
Diluted(1)	$2.77	$2.13

Supplemental Income Statement Information
Average common shares outstanding
Basic	827.4	836.4
Diluted	829.2	838.8

Advertising	$2,371	$1,997
Note:

(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2023 and December 31, 2022

(Dollars in Millions) (Unaudited)
	2023	2022
Cash and cash equivalents	$966	$775
Receivables, net	1,586	1,504
Inventories	1,934	2,074
Other current assets	793	760
Property, plant and equipment, net	4,582	4,307
Goodwill	3,410	3,352
Other intangible assets, net	1,887	1,920
Other assets	1,235	1,039
Total assets	$16,393	$15,731

Total debt	8,549	8,766
Other current liabilities	4,411	3,979
Other non-current liabilities	2,476	2,180
Total liabilities	15,436	14,925
Total Colgate-Palmolive Company shareholders’ equity	609	401
Noncontrolling interests	348	405
Total liabilities and equity	$16,393	$15,731
Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$7,404	$7,816
Working capital % of sales	(1.4)%	1.0%
Note:
(1) Marketable securities of $179 and $175 as of December 31, 2023 and 2022, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2023 and 2022

(Dollars in Millions) (Unaudited)

	2023	2022
Operating Activities
Net income including noncontrolling interests	$2,455	$1,967
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	567	545
ERISA litigation matter	267	—
Restructuring and termination benefits, net of cash	(23)	49
Stock-based compensation expense	122	125
Gain on the sale of land	—	(47)
Goodwill and intangible assets impairment charges	—	721
Deferred income taxes	(98)	(78)
Cash effects of changes in:
Receivables	(37)	(227)
Inventories	194	(333)
Accounts payable and other accruals	309	(115)
Other non-current assets and liabilities	(11)	(51)
Net cash provided by operations	3,745	2,556

Investing Activities
Capital expenditures	(705)	(696)
Purchases of marketable securities and investments	(506)	(470)
Proceeds from sale of marketable securities and investments	502	322
Payment for acquisitions, net of cash acquired	—	(809)
Proceeds from the sale of land	—	47
Other investing activities	(33)	5
Net cash used in investing activities	(742)	(1,601)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	(906)	540
Principal payments on debt	(903)	(406)
Proceeds from issuance of debt	1,495	1,513
Dividends paid	(1,749)	(1,691)
Purchases of treasury shares	(1,128)	(1,308)
Proceeds from exercise of stock options	380	418
Other financing activities	18	(18)
Net cash used in financing activities	(2,793)	(952)

Effect of exchange rate changes on Cash and cash equivalents	(19)	(60)
Net increase (decrease) in Cash and cash equivalents	191	(57)
Cash and cash equivalents at beginning of the period	775	832
Cash and cash equivalents at end of the period	$966	$775
Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	3,745	2,556
Less: Capital expenditures	(705)	(696)
Free cash flow before dividends	$3,040	$1,860

Income taxes paid	$937	$945
Interest paid	$280	$151

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2023 and 2022

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Sales
Oral, Personal and Home Care

North America	$999	$966	$3,925	$3,816
Latin America	1,192	1,011	4,640	3,982
Europe	685	623	2,737	2,548
Asia Pacific	698	696	2,782	2,826
Africa/Eurasia	262	273	1,083	1,082

Total Oral, Personal and Home Care	3,836	3,569	15,167	14,254

Pet Nutrition	1,114	1,060	4,290	3,713

Total Net Sales	$4,950	$4,629	$19,457	$17,967

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Operating Profit
Oral, Personal and Home Care

North America	$242	$204	$892	$761
Latin America	366	290	1,417	1,108
Europe	140	104	552	514
Asia Pacific	203	181	767	737
Africa/Eurasia	59	69	254	228

Total Oral, Personal and Home Care	1,010	848	3,882	3,348

Pet Nutrition	231	233	806	850
Corporate(1)	(169)	(879)	(704)	(1,305)

Total Operating Profit	$1,072	$202	$3,984	$2,893
Note:

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended December 31, 2023 included charges resulting from the 2022 Global Productivity Initiative of $2.

Corporate Operating profit (loss) for the twelve months ended December 31, 2023 included charges resulting from the 2022 Global Productivity Initiative of $27 and product recall costs of $25.

Corporate Operating profit (loss) for the three months ended December 31, 2022 included goodwill and intangible assets impairment charges of $721, charges resulting from the 2022 Global Productivity Initiative of $15 and acquisition-related costs of $3.

Corporate Operating profit (loss) for the twelve months ended December 31, 2022 included goodwill and intangible assets impairment charges of $721, charges resulting from the 2022 Global Productivity Initiative of $95, a gain on the sale of land in Asia Pacific of $47 and acquisition-related costs of $19.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2023 vs. 2022

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company	7.0%	7.0%	—%	—%	7.0%	—%

North America	3.5%	3.5%	0.5%	0.5%	3.0%	—%

Latin America	18.0%	16.5%	8.0%	8.0%	8.5%	1.5%

Europe	10.0%	3.5%	(4.0)%	(4.0)%	7.5%	6.5%

Asia Pacific	0.5%	1.0%	(4.5)%	(4.5)%	5.5%	(0.5)%

Africa/Eurasia	(4.0)%	17.0%	7.5%	7.5%	9.5%	(21.0)%

Total CP Products	7.5%	7.5%	1.0%	1.0%	6.5%	—%

Hill’s	5.0%	4.5%	(4.0)%	(4.0)%	8.5%	0.5%

Emerging Markets(1)	9.0%	10.5%	2.5%	2.5%	8.0%	(1.5)%

Developed Markets	5.5%	4.0%	(2.0)%	(2.0)%	6.0%	1.5%
Note:
(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2023 vs. 2022

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	8.5%	8.5%	(0.5)%	(1.5)%	10.0%	(1.0)%

North America	3.0%	3.0%	(4.5)%	(4.5)%	7.5%	—%

Latin America	16.5%	15.5%	2.5%	2.5%	13.0%	1.0%

Europe	7.5%	5.0%	(4.5)%	(4.5)%	9.5%	2.5%

Asia Pacific	(1.5)%	2.5%	(3.5)%	(3.5)%	6.0%	(4.0)%

Africa/Eurasia	—%	17.5%	4.5%	4.5%	13.0%	(17.5)%

Total CP Products	6.5%	8.0%	(1.5)%	(1.5)%	9.5%	(1.5)%

Hill’s	15.5%	10.5%	5.0%	(0.5)%	11.0%	(0.5)%

Emerging Markets(2)	8.0%	11.0%	—%	—%	11.0%	(3.0)%

Developed Markets	8.5%	6.5%	(0.5)%	(2.5)%	9.0%	—%
Notes:
(1) The impact of the previously disclosed acquisitions of pet food businesses on as reported volume was 1.0%, 5.5% and 2.0% for Total Company, Hill's and Developed Markets, respectively.
(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2023	2022
Selling, general and administrative expenses, GAAP	$1,803	$1,633
2022 Global Productivity Initiative	—	(1)
Selling, general and administrative expenses, non-GAAP	$1,803	$1,632

Other (Income) Expense, Net	2023	2022
Other (income) expense, net, GAAP	$75	$18
2022 Global Productivity Initiative	(2)	(14)
Acquisition-related costs	—	(3)
Other (income) expense, net, non-GAAP	$73	$1

Operating Profit	2023	2022	% Change
Operating profit, GAAP	$1,072	$202	431%
2022 Global Productivity Initiative	2	15
Goodwill and intangible assets impairment charges	—	721
Acquisition-related costs	—	3
Operating profit, non-GAAP	$1,074	$941	14%

			Basis Point
Operating Profit Margin	2023	2022	Change
Operating profit margin, GAAP	21.7%	4.4%	1,730
2022 Global Productivity Initiative	—%	0.3%
Goodwill and intangible assets impairment charges	—%	15.5%
Acquisition-related costs	—%	0.1%
Operating profit margin, non-GAAP	21.7%	20.3%	140

Non-service related post retirement cost	2023	2022
Non-service related post retirement cost, GAAP	$22	$15
2022 Global Productivity Initiative	(1)	(2)
Non-service post retirement cost, non-GAAP	$21	$13

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2023 vs. 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$988	$228	$760	$718	23.1%	$0.87
2022 Global Productivity Initiative	3	1	2	2	—%	—
Non-GAAP	$991	$229	$762	$720	23.1%	$0.87

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$132	$89	$43	$5	67.4%	$0.01
Goodwill and intangible assets impairment charges	721	101	620	620	(45.1)%	0.74
2022 Global Productivity Initiative	17	3	14	14	(0.1)%	0.02
Acquisition-related costs	3	1	2	2	—%	—
Non-GAAP	$873	$194	$679	$641	22.2%	$0.77
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2023 vs. 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2023	2022
Gross profit, GAAP	$11,326	$10,248
2022 Global Productivity Initiative	1	—
Gross profit, non-GAAP	$11,327	$10,248

Selling, General and Administrative Expenses	2023	2022
Selling, general and administrative expenses, GAAP	$7,151	$6,565
2022 Global Productivity Initiative	(2)	(5)
Selling, general and administrative expenses, non-GAAP	$7,149	$6,560

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2023	2022	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	36.8%	36.5%	30
2022 Global Productive Initiative	(0.1)%	—%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	36.7%	36.5%	20

Other (Income) Expense, Net	2023	2022
Other (income) expense, net, GAAP	$191	$69
Product recall costs	(25)	—
2022 Global Productivity Initiative	(24)	(90)
Gain on the sale of land in Asia Pacific	—	47
Acquisition-related costs	—	(19)
Other (income) expense, net, non-GAAP	$142	$7

Operating Profit	2023	2022	% Change
Operating profit, GAAP	$3,984	$2,893	38%
2022 Global Productivity Initiative	27	95
Product recall costs	25	—
Goodwill and intangible assets impairment charges	—	721
Gain on the sale of land in Asia Pacific	—	(47)
Acquisition-related costs	—	19
Operating profit, non-GAAP	$4,036	$3,681	10%

			Basis Point
Operating Profit Margin	2023	2022	Change
Operating profit margin, GAAP	20.5%	16.1%	440
2022 Global Productivity Initiative	0.1%	0.5%
Product recall costs	0.1%	—%
Goodwill and intangible assets impairment charges	—%	4.0%
Gain on the sale of land in Asia Pacific	—%	(0.2)%
Acquisition-related costs	—%	0.1%
Operating profit margin, non-GAAP	20.7%	20.5%	20

Non-service related post retirement cost	2023	2022
Non-service related post retirement cost, GAAP	$360	$80
ERISA litigation matter	(267)	—
2022 Global Productivity Initiative	(5)	(15)
Non-service post retirement cost, non-GAAP	$88	$65

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2023 vs. 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$3,392	$937	$2,455	$155	$2,300	27.6%	$2.77
ERISA litigation matter	267	55	212	—	212	(0.5)%	0.26
Foreign tax matter	—	(126)	126	—	126	(3.4)%	0.15
2022 Global Productivity Initiative	32	6	26	1	25	(0.1)%	0.03
Product recall costs	25	6	19	—	19	—%	0.02
Non-GAAP	$3,716	$878	$2,838	$156	$2,682	23.6%	$3.23

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$2,660	$693	$1,967	$182	$1,785	26.1%	$2.13
Goodwill and intangible assets impairment charges	721	101	620	—	620	(2.6)%	0.74
2022 Global Productivity Initiative	110	22	88	1	87	(0.1)%	0.10
Gain on the sale of land in Asia Pacific	(47)	(11)	(36)	(21)	(15)	—%	(0.02)
Acquisition-related costs	19	3	16	—	16	(0.1)%	0.02
Non-GAAP	$3,463	$808	$2,655	$162	$2,493	23.3%	$2.97

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Contacts

Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com